SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 5, 2012

Brownshire Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52266	20-4617652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10939 N. Alpine Hwy, PMB 114, Highland, UT	84003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(801) 636-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .

Written communications pursuant to Rule 425 under the Securities Act

       .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On March 5, 2012, Brownshire Holdings, Inc. (the “Company”) issued a $15,000 unsecured promissory demand note to Joseph Nemelka. This note reflects the amount of a cash advance to the Company by Mr. Nemelka, a director of the Company.  The unsecured promissory note bears interest at 8% per annum commencing on March 5, 2012, and is due and payable on December 31, 2013, or immediately upon a change of control. Upon the occurrence of any event of default, the holder of the note may declare the unpaid principal amount of the note and interest thereon immediately due and payable. Events of default shall include default in repayment of the note, voluntary bankruptcy or reorganization of the Company.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In response to this item, see the disclosure under Item 1.01 of this report, which is incorporated by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits.

Item No.	Description
99.1	Promissory Note dated March 5, 2012 – Joe Nemelka

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brownshire Holdings, Inc.

Date:   March 5, 2012

By /s/ Steven G. Black

      Steven G. Black, President

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